UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2018

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-22897	74-2830661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Grand Boulevard, Suite 201B, Kansas City, MO		64106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (816) 237-7000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2018, Charles M. Gillman and Robert G. Pearse resigned from their positions as directors of Novation Companies, Inc. (the “Company”).

On April 12, 2018, the Company’s Board of Directors elected Howard Timothy Eriksen and Lee D. Keddie to serve as directors of the Company.

Howard Timothy Eriksen, age 49, has been the Chief Executive Officer and Interim Chief Financial Officer of Solitron Devices, Inc. (“Solitron”), a manufacturer of solid-state semiconductor components, since July 2016. Mr. Eriksen also serves as the Managing Member of Eriksen Capital Management LLC (“ECM”), a Lynden, Washington based investment advisory firm that he founded in 2005. Previously, Mr. Eriksen worked for Walker’s Manual, Inc., a publisher of books and newsletters on micro-cap stocks, unlisted stocks and community banks, from 2004 to 2005, and prior to that for Kiewit Pacific Co, a subsidiary of Peter Kiewit Sons, a construction and mining services company, as an administrative engineer on the Benicia Martinez Bridge project. Mr. Eriksen has been a member of the board of directors of Solitron since August 2015 (served on Audit Committee from October 2015 to July 2016). Mr. Eriksen received a Bachelor of Arts from The Master’s University and a Master of Business Administration from Texas A&M University.

Lee D. Keddie, age 49, has been President and Chief Executive Officer of CompuMed Inc. (OTC:CMPD) (“CompuMed”), an enterprise telemedicine solutions company, since November 2015. In addition, he has been President and Chief Executive Officer of Value Creation Management Group LLC, a company that invests in and provides consulting to companies that need operational improvement, since September 2014. Previously, Mr. Keddie spent 13 years with HKX, Inc., a developer of control systems for excavators, as a Co-Owner, President & General Manager, from January 1999 to September 2013. Prior to his business leadership roles, Mr. Keddie spent over eight years in both the commercial and military sectors of the aircraft industry. He has been a member of the board of directors of CompuMed Inc. since November 2014 and of Stephan Co. (OTC:SPCO), a manufacturer of hair care products, since March 2015. Mr. Keddie was a board member of Essex Rental Corp. (NASDAQ:ESSX), a company that rents and distributes construction lifting equipment, from June 2015 to February 2017 (served on Audit, Compensation and Nomination and Governance Committees). Mr. Keddie is a professional engineer, and received an Honors Co-op Mechanical Engineering Degree from the University of Waterloo, and spent two additional years at the University of Toronto in Aerospace Studies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: April 17, 2018	/s/ Carolyn K. Campbell
Carolyn K. Campbell Chief Financial Officer